BY-LAW NO. 1

A by-law relating generally to the conduct of the affairs of Medicure Inc.

BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of Medicure Inc.
(hereinafter referred to as the “Corporation”).

SECTION ONE

I Interpretation

1.01	Definitions - In this by-law and all other by-laws and special resolutions of the Corporation unless the context otherwise requires:

	(a)	“Act” means the Canada Business Corporations Act and any Act that may be substituted therefor, as from time to time amended;

	(b)	“articles” means the articles of the Corporation, as from time to time amended, supplemented or restated and as the term articles is more particularly defined in the Act;

	(c)	“board” means the board of directors of the Corporation and includes a single director;

	(d)	“by-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

	(e)	“recorded address” means, in the case of a shareholder, his or its address as recorded in the register of shareholders and, in the case of a director, officer, auditor or member of a committee of the board, his address as recorded in the records of the Corporation;

	(f)	“signing officer” means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation pursuant to the provisions of this by-law or by a resolution passed pursuant thereto;

	(g)	“unanimous shareholder agreement” means a written agreement among all the shareholders of the Corporation, or among all such shareholders and a person who is not a shareholder, that restricts, in whole or in part, the powers of the directors to manage the business and affairs of the Corporation, as from time to time amended.

Words and expressions defined in the Act have the same meanings when used herein.

1.02	In all by-laws of the Corporation, where the context so requires or permits, the singular shall include the plural and the plural the singular; the word “person” shall include an individual, partnership, corporation, executor, administrator and legal representative, and the masculine shall include the feminine.

SECTION TWO

II Business of the Corporation

2.01	Registered Office- Until changed in accordance with the Act, the registered office of the Corporation shall be at Winnipeg in the Province of Manitoba and at such location therein as determined by the board.

2.02	Execution of instruments - Any contract, document or other instrument in writing requiring execution by the Corporation shall be executed by any two Officers of the Corporation, and all contracts, documents or other instruments in writing so executed shall be binding upon the Corporation without any further authorization or formality. The board is authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation to execute, either manually or by facsimile signature, and deliver either contracts, documents or other instruments in writing generally or specific contracts, documents or other instruments in writing. The term "contracts, documents or other instruments in writing" as used in this by-law shall include, specifically but without limitation, deeds, mortgages, charges, security agreements, conveyances, releases, receipts and discharges for the payment of money or other obligations, transfers and assignments of property of all kinds, including, specifically but without limitation, transfers and assignments of shares, warrants, bonds, debentures or other securities and all paper writings.

2.03	Banking Arrangements - The banking business of the Corporation shall be transacted with such chartered banks, trust companies, credit unions or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

2.04	Voting Rights in Other Bodies Corporate - The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board may from time to time direct the manner in which, and the person or persons by whom, any particular voting rights or class of voting rights may or shall be exercised.

2.05	Withholding Information from Shareholders - Subject to the provisions of the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation's business which, in the opinion of the board, it would be inexpedient in the interests of the shareholders or the Corporation to communicate to the public. The board may from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation or any of them shall be open to the inspection of the shareholders, and no shareholder shall have any right of inspecting any account, record or document of the Corporation except as conferred by the Act or authorized by the board or by resolution passed at a general meeting of shareholders.

SECTION THREE

III Borrowing

3.01	The board may, without the authorization of the shareholders:

	(a)	borrow money upon the credit of the Corporation;

	(b)	issue, reissue, sell or pledge debt obligations of the Corporation, including bonds, debentures, notes or other evidences of indebtedness or guarantees, whether secured or unsecured;

	(c)	subject to section 44 of the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

	(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

SECTION FOUR

IV Directors

4.01	Number of Directors, Residency and Quorum- The articles of the Corporation provide that the Corporation shall have a board consisting of a minimum and maximum number of directors. Subject to subsection 105(4) of the Act, a majority of the directors of the

Corporation shall be resident Canadians. The exact number of directors to form the board (the “Designated Number”) shall be determined from time to time by the directors of the Corporation entitled to vote at regular directors’ meetings. A quorum of the board shall be a majority of the Designated Number of the board. No business shall be transacted at a meeting unless a quorum is present and, subject to subsection 105(4), a majority of the directors present are resident Canadians at the time of the transaction of such business. Notwithstanding a vacancy among the directors, a quorum of directors may exercise all the powers of the board.

4.02	Qualification - A director need not be a shareholder and shall otherwise be qualified to be a director of the Corporation provided that such person is not otherwise disqualified pursuant to the provisions of subsection 105(4) of the Act.

4.03	Election and Term - The election of directors shall take place at each annual meeting of shareholders and all directors then in office shall retire but, if qualified, shall be eligible for re-election. The election of directors shall be by ordinary resolution of the shareholders. If an election of the directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected. No election or appointment of a person as a director shall be effective unless:

	(a)	he consents in writing to act as a director before his election or appointment or within ten (10) days thereafter, or

	(b)	he was present at the meeting when he was elected or appointed and did not refuse at that meeting to act as a director.

4.04	Removal of Director- Subject to the provisions of the Act, the shareholders of the Corporation may by ordinary resolution at a special meeting remove any director or directors from office and may elect any qualified person or persons in his or their stead for the remainder of his or their term.

4.05	Vacation of Office - The office of a director shall be vacated upon the occurrence of any one of the following events:

	(a)	disqualification pursuant to the provisions of the Act;

	(b)	removal pursuant to the provisions of this by-law; or

	(c)	if by notice in writing to the Corporation he resigns his office and such resignation, if not effective immediately, becomes effective in accordance with its terms.

4.06	Vacancies - Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the minimum number of directors or from a failure of the shareholders to elect the minimum number of directors. In the absence of a quorum of the board, or if the vacancy has arisen from a failure of the shareholders to elect the minimum number of directors, the board shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such meeting or if there are no such directors then in office, any shareholder may call the meeting.

4.07	Appointment of Additional Directors - In accordance with the articles of the Corporation, the directors may, between annual general meetings of the shareholders of the Corporation, appoint one or more additional directors of the Corporation to serve until the next annual general meeting of the shareholders of the Corporation, provided that the number of additional directors so appointed shall not at any time exceed one third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the shareholders of the Corporation.

4.08	Place of Meetings - Meetings of the board may be held at any place.

4.09	Calling of Meetings - Meetings of the board may be called upon 48 hours notice in writing or by telephone by either the President or any two officers or directors of the Corporation. Any meeting of directors may be held at any place and time without such notice if all the directors are present or if a quorum is present and those directors who are absent have signified their consent to the holding of the meeting by an instrument in writing or subsequently thereto signify their consent in writing. Any resolution passed or proceeding had or action taken at such meeting shall be as valid and effectual as if it had been passed or taken at a meeting duly called. Notice of any meeting or any irregularity in any meeting or in the notice thereof may be waived by any director.

4.10	Meetings by Telephone - If all the directors consent, a director may participate in a meeting of the board or of a committee of the board by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office.

4.11	Meeting of Board Without Notice - For the first meeting of the board to be held immediately following the election of directors at an annual or general meeting of shareholders or for a meeting of the board at which a director is appointed to fill a vacancy in the board, no notice of such meeting shall be necessary to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided that a quorum of directors is present.

4.12	Voting at Meetings - Questions arising in any meeting of directors shall be decided by majority vote of such directors. Provided he is a director, the chairman at all directors meetings may move, second or vote upon any resolution, by-law or any other matter or thing and may act in any matter whatsoever as if he were a director only and not chairman of the meeting. If the chairman is not a director, he shall not move, second or vote upon any resolution, by-law or on any other matter or thing. In case of an equality of votes, the chairman at the meeting shall not have a second or casting vote.

4.13	Chairman - The Chairman of the Board, if such an officer has been elected and is present, otherwise the President, or in his absence a Vice-President, failing whom the Secretary, shall be the chairman of any meetings of the board. If no such officer is present at any meeting of the board, the directors present shall choose one of their number to act as chairman of such meeting.

4.14	Conflict of Interest - A director shall not be disqualified by reason of his office from contracting with the Corporation or a subsidiary thereof. Subject to the provisions of the Act, a director shall not by reason only of his office be accountable to the Corporation or its share-holders for any profit or gain realized from a contract or transaction in which he has an interest. Such contract or transaction shall not be voidable by reason only of such interest, or by reason only of the presence of a director so interested at a meeting, or by reason only of his presence being counted in determining a quorum at a meeting of the directors at which such a contract or transaction is approved, provided that a declaration and disclosure of such interest shall have been made at the time and in the manner prescribed by section 120 of the Act, and the director so interested shall have refrained from voting as a director on the resolution approving the contract or transaction (except as permitted by the Act) and such contract shall have been reasonable and fair to the Corporation and shall have been approved by the directors or shareholders of the Corporation as required by section 120 of the Act.

4.15	Remuneration and Expenses - Subject to any unanimous shareholder agreement, the board shall have the power to fix the remuneration to be paid to directors and officers for their services to the Corporation, which remuneration paid to a director may be in addition to the salary or remuneration he receives as an officer or employee of the Corporation. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

4.16	One Director Meeting - Where the Corporation has only one director, that director may constitute a meeting.

4.17	Resolution in Lieu of Meeting - A resolution in writing, signed by all of the directors entitled to vote thereon at a meeting of directors or committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors and is effective from the date specified in the resolution, but that date shall not be prior to the date on which the first director signed the resolution.

4.18	Delegation - The board may appoint from their number a Managing Director who is a resident Canadian or a committee of directors and, subject to subsection 115(3) of the Act, delegate to such Managing Director or committee any of the powers of the directors. If the board appoints a committee of directors, subject to subsection 105(4), the majority of the members of the committee must be resident Canadians.

SECTION FIVE

V Officers

5.01	Election or Appointment - From time to time, the board shall elect or appoint a President, and may appoint such other officers, including a Chairman of the Board, Vice-President, Secretary, Treasurer and such other officers as the board may determine. An officer may, but need not be, a director and two or more offices may be held by the same person.

5.02	Chairman of the Board - The Chairman of the Board, if any, who shall be a director of the Corporation, shall attend and be chairman of all meetings of the board of directors or committees of the board and, in the absence of, disability or refusal to act of the President of the Corporation, the Chairman of the board shall have all the powers and authority and shall perform all the duties of the President.

5.03	President - The President shall be the chief executive and operating officer of the Corporation and, subject to the authority of the board shall have general supervision of the business of the Corporation; in the absence of, disability or refusal to act of the Chairman of the Board, the President shall attend and be chairman of all meetings of the board of directors or committees of the board.

5.04	Vice-President - The Vice-President, if any, shall have all of the powers and authority, and shall perform all of the duties, of the President in the absence of, disability or refusal to act of the President.

5.05	Secretary - The Secretary, if any, shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation (if any) and of all books, papers, records, documents and instruments belonging to the Corporation except when some other officer or person has been appointed for that purpose.

5.06	Treasurer - The Treasurer, if any, shall have the care and custody of all of the funds and securities of the Corporation and shall deposit same in the name of the Corporation in such bank or banks or with such depository or depositories as the board may direct. He shall keep or cause to be kept the books of account and the accounting records required by the Act and at all reasonable times exhibit his books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours. He shall sign or countersign such instruments as require his signature and shall perform all duties incident to his office or that are properly required by him by the board. He may be required to give such bond for the faithful performance of his duties as the board in their uncontrolled discretion may require, but no director shall be liable for failure to require any bond or for the insufficiency of any bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

5.07	Variation of Duties - From time to time, the board may vary, add to, or limit the powers and duties of any officer.

5.08	Duties of officers may be delegated. In case of the absence or inability to act of any officer of the Corporation or for any other reason that the board may deem sufficient, the board may delegate all or any of the powers of such officer to any other officer or to any director for the period of time of such absence or inability to act.

5.09	Term of Office - The board may remove at its pleasure any officer of the Corporation without prejudice to any officer's rights under any employment contract. Otherwise each officer elected or appointed by the board shall hold office until his successor is elected or appointed.

5.10	Terms of Employment and Remuneration - The terms of employment and the remuneration of officers elected or appointed by the board shall be settled by it from time to time.

5.11	Agents and Attorneys - The board shall have power from time to time to appoint agents or attorneys for the Corporation with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

SECTION SIX

VI Protection of Directors, Officers and Others

6.01	Indemnification of directors and officers - The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives to the extent permitted by the Act.

6.02	Indemnity of others - Except as otherwise required by paragraphs 6.01 and 6.03, the Corporation may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving, at the request of the Corporation, as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted honestly and in good faith with a view to the best interests of the Corporation, and with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reason-able grounds for believing that his conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, shall not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Corporation, or, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his conduct was lawful.

6.03	Successful defense - To the extent that a person who is or was an employee or agent of the Corporation has achieved complete or substantial success as a defendant in any action, suit or proceeding referred to in section six hereof, he shall be indemnified against all costs, charges and expenses actually and reasonably incurred by him in connection therewith.

6.04	Right of indemnity not exclusive - The provisions for indemnification contained in the by-laws of the Corporation shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall enure to the benefit of the heirs, executors and administrators of such a person.

6.05	No liability of directors or officers for certain acts, etc. - To the extent permitted by law, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trustor in relation thereto unless the same shall happen by or through his failure to act honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act, or transaction whether or not made, done or entered into in the name or on behalf of the Corporation except such as shall have been submitted to and authorized or approved by the board of directors of the Corporation. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a company which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or company, as the case may be, from receiving proper remuneration for such services.

6.06	Insurance - The Corporation may, as permitted under the Act, purchase and maintain insurance for the benefit of any person referred to in paragraph 6.04.

SECTION SEVEN

VII Shares

7.01	Allotment - The board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as prescribed by the Act, subject always to the provisions, if any, of the articles and of any unanimous shareholder agreement respecting the allotment of shares (if any) made between the shareholders of the Corporation.

7.02	Transfer Agent and Registrar - Subject to the provisions of the Act, the directors may from time to time by resolution appoint or remove one or more transfer agents and/or branch transfer agents and/or registrars and/or branch registrars (which may or may not be the same individual or corporation) for the shares of the Corporation, and may provide for transfer and registration of transfers of the shares of the Corporation in one or more places within Canada or elsewhere. Such transfer agents and/or branch transfer agents and/or registrars and/or branch registrars and/or the Corporation shall keep all necessary books and registers of the Corporation for transferring and registering the transfers of the shares of the Corporation. All share certificates issued by the Corporation shall in the event of any such appointment be counter-signed by or on behalf of one of the said transfer agents and/or branch transfer agents and/or registrars and/or branch registrars, if any.

7.03	Transfers - Subject to the provisions of the Act, the articles and any special agreements between shareholders restricting the transfer of shares, all transfers of shares shall be made either in person or by attorney only on the books of the Corporation kept for that purpose.

7.04	Surrender of Certificates - No transfer shall be recorded unless or until the certificate representing the shares to be transferred has been surrendered and cancelled.

7.05	Share Certificates - Share certificates shall, subject to compliance with the Act, be in such form as the board may from time to time by resolution approve and such share certificates shall be signed by any two officers holding office at the time of signing notwithstanding any change in the persons holding said offices between the time of actual signing and the issuance of the certificates, provided that if the

Corporation shall have only one officer or if one individual shall hold all offices, share certificates shall be signed by such sole officer or individual. Certificates so signed shall be valid and binding upon the Corporation. Where the Corporation has appointed a transfer or a branch transfer agent, the signature of all officers maybe engraved, lithographed or otherwise mechanically reproduced upon certificates for shares in the capital of the Corporation, and when counter-signed by or on behalf of a transfer agent or a branch transfer agent of the Corporation, certificates so signed shall be deemed to have been manually signed by the officer or officers of the Corporation whose signature or signatures are so engraved, lithographed or otherwise mechanically reproduced thereon and shall be as valid to all intents and purposes as if they had been manually signed.

7.06	Lien for Indebtedness - If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to any other provisions of the articles and to any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted bylaw or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

7.07	Non-recognition of Trusts - Subject to the provisions of the Act, the Corporation shall treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership irrespective of any indication to the contrary through knowledge or notice or description in the Corporation records or on the share certificate.

7.08	Replacement of Share Certificates - The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate that has been lost, apparently destroyed or wrongfully taken, on such terms as to indemnity, reimbursement of expenses (including legal and transfer agent fees and expenses) and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

7.09	Joint Shareholders - If two or more persons are registered as joint shareholders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

7.10	Deceased Shareholders - In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the register of shareholders in respect thereof or to make any payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and/or its transfer agent.

7.11	Dividends - The board may from time to time by resolution declare dividends in money, or property, or by issuing fully paid shares of the Corporation, provided that there are funds, property, or shares properly available for that purpose in accordance with the provisions of the Act.

7.12	Commission for Sale of Shares - The board may authorize the Corporation to pay a commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for the shares.

SECTION EIGHT

VIII Meetings of Shareholders

8.01	Annual Meeting - Subject to the provisions of the Act, the annual meeting of the shareholders shall be at such place within Canada and on such date in each year as the board of directors may determine.

8.02	Special Meetings - Subject to the provisions of the Act, special meetings of the shareholders may be convened at any time and for any place by order of the President or by the board on their own motion or on the requisition of shareholders as provided for in the Act.

8.03	Notice - Notice of the time and place of each meeting of shareholders shall be given in the manner provided in paragraph 9.01 not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date, if any, for notice is entered in the securities register as the holder of one or more shares carrying the right to vote or having the right to be notified of the meeting. Unless a record date is fixed in accordance with section 134 of the Act, no public notice or advertisement of the annual or any other meeting of the shareholders shall be required.

8.04	Meetings Without Notice - Notwithstanding the provisions of the Act relating to notice, a meeting of shareholders may be held without notice at any time and at any place permitted by the Act or the articles provided a waiver of notice is obtained in accordance with section 136 of the Act.

8.05	Quorum - The quorum for the transaction of business at meetings of the shareholders shall consist of not less than one (1) shareholder present or represented by proxy and holding in all not less than five (5%) percent of the issued capital of the Corporation carrying voting rights.

8.06	Chairman - The shareholders present shall, by resolution passed at the commencement of a meeting (which may be introduced by any shareholder present at the meeting), choose a person present to be chairman.

8.07	Votes to Govern - At any meeting of shareholders, every question shall, unless otherwise required by the articles or by-laws or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a ballot, the chairman of the meeting shall not be entitled to a second or casting vote.

8.08	Right to Vote - At any meeting of shareholders, every person shall be entitled to vote who, at the time of the taking of a vote (or, if there is a record date for voting, at the close of business on such record date) is entered in the register of shareholders as the holder of one or more shares carrying the right to vote at such meeting, subject to the provisions of the Act.

8.09	Proxies - Every shareholder entitled to vote at meetings of shareholders may, by means of a proxy, appoint a proxy holder or one or more alternative proxy holders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy. A proxy shall be executed by the shareholder or by his attorney authorized in writing. A proxy is valid only at the meeting in respect of which it is given or any adjournment thereof. A shareholder may revoke a proxy in accordance with the provisions of the Act.

8.10	Deposit of Proxies - The directors may specify in a notice calling a meeting of shareholders a time not exceeding 48 hours, excluding Saturdays and holidays, preceding the meeting or an adjournment thereof before which time proxies to be used at the meeting must be deposited with the Corporation or its agent.

8.11	Form of Proxy - An instrument appointing a proxy may be substantially in the following form:

”The undersigned shareholder of______hereby appoints_______ of whom failing ___________ of __________ as the proxy of the undersigned to vote and act for the undersigned on behalf of the undersigned at the meeting of the shareholders of the said corporation to be held on the ____ day of _______, 20__, and at any adjournment thereof.

DATED the _____ day of ________, 20__."

_________________________ (Signature of Shareholder)

8.12	Show of Hands - Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands, every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question and the result of the vote so taken shall be the decision of the shareholders upon the said question.

8.13	Ballots - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxy-holder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

8.14	Adjournment - The Chairman may, with the consent of any meeting, adjourn such meeting from time to time and if a meeting is adjourned for less than 30 days, no notice of such adjournment need be given to the shareholders. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given in the same manner as for an original meeting. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

8.15	Joint Shareholders - If shares are held jointly by two or more persons, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote thereon; but if more than one of them shall be present in person or represented by proxy, they shall vote together as one on the shares jointly held by them.

8.16	One Shareholder Meeting - If the Corporation has, from time to time, only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

8.17	Resolution in Writing - A resolution in writing signed by all of the shareholders entitled to vote thereon at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditors in accordance with the Act.

SECTION NINE

IX Notices

9.01	Method of Giving Notices - Any notice (which term includes any communication or document) to be given, sent, delivered or served pursuant to the Act, the regulations thereunder, articles, by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid air or ordinary mail, or if sent to him at his recorded address by any means of prepaid, transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or at the recorded address as aforesaid; any notice so mailed shall be deemed to have been given when deposited in any post office or public letter box; any notice sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The Secretary may change or cause to be changed the recorded address of any shareholder, director, officer or auditor in accordance with any information believed by him to be reliable.

9.02	Notice to Joint Shareholders - If two or more persons are registered as joint holders of any share, notice to one of such persons shall be sufficient notice to all of them. Any notice shall be addressed to all of such joint holders and the address to be used for the purposes of paragraph 9.01 hereof shall be the address appearing on the register of shareholders in respect of such joint holding, or the first address so appearing if there are more than one.

9.03	Signature to Notices - The signature or signatures to any notice to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

9.04	Computation of Time - In computing a date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

9.05	Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board, or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

9.06	Persons Entitled by Death or Operation of Law - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share shall be bound by every notice in respect of such share which shall have been duly given to a person from whom he derives his title to such share previously to his name and address being entered on the register of shareholders, whether such notice was given before or after the happening of the event upon which he became so entitled.

9.07	Waiver of Notice - Any shareholder (or his duly appointed proxy holder), director, officer, auditor or member of a committee of the board may waive any notice required to be given to him under the provisions of the Act, the articles, the by-laws or otherwise, and such waiver, whether given before or after the meeting or other event of which notice is required to be given shall cure any default in giving such notice.

9.08	Undelivered Notices - If any notice given to a shareholder pursuant to paragraph 9.01 is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

9.09	Proof of service - A certificate of the Secretary or other duly authorized officer of the Corporation in office at the time of the making of the certificate or of the transfer officer or any transfer agent or registrar of the shares of any class of the Corporation as to facts in relation to the mailing or delivery of any notice to any shareholder, director, auditor or officer or publication of any notice shall be conclusive evidence thereof and shall be binding on every shareholder, director, auditor or officer of the Corporation as the case may be.

SECTION TEN

X Meetings of Shareholders

10.01	Appointing Corporate Shareholder Representative - If a shareholder is a corporation, such corporate shareholder may appoint one or more persons to represent and to attend all meetings of shareholders and to act and vote thereat on behalf of such corporate shareholder as its proxy and representative. The corporate shareholder appointing such a representative shall deposit with the Corporation a written Appointment in a form acceptable to the directors of the Corporation and the appointment of the representative shall be valid until revoked in writing by the corporate shareholder appointing such representative.

10.02	Form of Appointment - An instrument appointing a representative may be substantially in the following form:

The undersigned corporate shareholder of __________ (the "Corporation") hereby appoints __________ whom failing __________ as its true and lawful attorney and representative to attend all meetings of shareholders of the Corporation and any adjournments thereof, with authority to exercise the same same powers on of the undersigned as the undersigned could exercise if it were an individual shareholder of the Corporation inclusive of all voting rights.

DATED the __________ day of __________, 20__.

_________________________ (Signature of Corporate Shareholder)

SECTION ELEVEN

XI Miscellaneous

11.01

Invalidity of any provision of this by-law - The invalidity or unenforceability of any provision of this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law.

MADE by the board of directors the 18th day of September, 2000.

CONFIRMED by the shareholders in accordance with the Act the 25th day of October, 2000.

/s/ Albert D. Friesen	/s/ Peter DeVisser

President	Secretary